Exhibit 10.3

PERFORMANCE-VESTING FORM

PARKWAY PROPERTIES, INC.

AND PARKWAY PROPERTIES LP

2013 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

GRANT NOTICE

Pursuant to this Restricted Stock Unit Agreement effective as of [                ] (including Appendix A hereto, the “Agreement”), Parkway Properties, Inc. (the “Company”) hereby grants to [            ] (the “Participant”) the following award of Restricted Stock Units (“RSUs”) pursuant and subject to the terms and conditions of this Agreement and the Parkway Properties, Inc. and Parkway Properties LP 2013 Omnibus Equity Incentive Plan, as amended (the “Plan”), the terms and conditions of which are hereby incorporated into this Agreement by reference. The RSUs granted pursuant to this Agreement shall be eligible to vest based upon the satisfaction of both performance conditions and continued Service (as defined in Appendix A) conditions applicable to the RSUs. Each RSU is hereby granted in tandem with a corresponding Dividend Equivalent, as further described in Section 4 of Appendix A hereto. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement shall have the meanings provided in the Plan. Subject to the terms and conditions of this Agreement, the principal features of this award are as follows:

Number of RSUs. The Participant shall be eligible to earn a number of RSUs equal to [            ] RSUs (the “Total RSUs”) pursuant to this Agreement, provided, that the threshold number of RSUs that the Participant may earn pursuant to this Agreement shall equal fifty percent (50%) of the Total RSUs, based on satisfaction of TSR Value (as defined in Appendix A hereto) and continued Service vesting conditions.

Grant Date. [            ] (the “Grant Date”)

Vesting of RSUs. The RSUs shall be eligible to vest on [                ], 2016, subject to and conditioned upon the Participant’s continued Service and the Company’s achievement of a TSR Value in accordance with the terms and conditions set forth in Section 3 of Appendix A hereto.

Payment of RSUs. Fully Vested RSUs shall be paid to the Participant in the form of Shares as set forth in Section 6 of Appendix A hereto.

Termination of RSUs/Dividend Equivalents. RSUs and Dividend Equivalents associated with such RSUs shall be subject to forfeiture as set forth in Section 5 of Appendix A hereto. Notwithstanding anything contained herein or in Appendix A to the contrary, if the Company’s stockholders do not approve the Plan within twelve (12) months of the Board’s initial adoption of the Plan on December 19, 2012, the RSUs and Dividend Equivalents shall terminate and be forfeited.

By his or her signature below, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Grant Notice, the Agreement and the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control, and the Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the

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Committee upon any questions arising under the Plan or the Agreement. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 7 of Appendix A hereto by (a) withholding Shares otherwise issuable to the Participant upon vesting of the RSUs, (b) instructing a broker on the Participant’s behalf to sell Shares otherwise issuable to the Participant upon full vesting of the RSUs and submit the proceeds of such sale to the Company or (c) using any other method permitted by Section 7 of Appendix A hereto or the Plan. If the Participant is married, his or her spouse has signed the Consent of Spouse attached to this Agreement as Exhibit A.

THE PARTICIPANT FURTHER ACKNOWLEDGES THAT THE PARTICIPANT HAS READ AND UNDERSTANDS THE PLAN AND THIS AGREEMENT, INCLUDING APPENDIX A HERETO, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS GRANT OF RSUs AND DIVIDEND EQUIVALENTS.

PARKWAY PROPERTIES, INC.	PARTICIPANT

By:	By:

Print Name:	Print Name:

Title:

Address:

By:

Print Name:

Title:

PERFORMANCE-VESTING FORM

APPENDIX A

TERMS AND CONDITIONS OF

RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS

1.    Grant. The Company hereby grants to the Participant, as of the Grant Date, an award of RSUs in the amount set forth in the Grant Notice to which this Appendix A is attached, together with an equivalent number of tandem Dividend Equivalents, subject to the terms and conditions contained in this Agreement and the Plan.

2.    RSUs. Each RSU that Fully Vests on an applicable Vesting Date shall represent the right to receive payment, in accordance with Section 6 below, of one Share. Unless and until an RSU Fully Vests, the Participant will have no right to payment in respect of any such RSU. Prior to actual payment in respect of any Fully Vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.    Vesting. The RSUs (and their corresponding Dividend Equivalents) shall vest in accordance with the provisions of this Section 3. The number of RSUs that Fully Vest on any Vesting Date shall be rounded to the nearest whole RSU, but in no event shall the aggregate number of RSUs that Fully Vest and become payable in accordance with this award exceed the Total RSUs.

        (a) TSR Performance. Subject to and conditioned upon the Participant’s continued Service through the End Date and further subject to Sections 3(b), 3(c) and 5 below, the Participant shall be eligible to Fully Vest on the End Date in a number of RSUs determined by multiplying the Total RSUs granted hereby by a percentage ranging from zero to one hundred percent (100%) based on the level at which TSR Value has been attained during the Performance Period through the End Date, determined as follows: if, as of the End Date, TSR Value represents an increase from the Baseline Price ranging from (and including) a twenty-four percent (24%) increase to a forty-two percent (42%) increase, a number of RSUs shall Fully Vest as of the End Date equal to the product obtained by multiplying (i) the Total RSUs, times (ii) a percentage ranging from fifty percent (50%) to one hundred percent (100%), determined on a straight line pro rata interpolation based on the actual increase over Baseline Price represented by the TSR Value within the specified increase range, it being understood that TSR Value representing an increase over the Baseline Price of more than forty-two percent (42%) shall be counted as TSR Value representing a forty-two percent (42%) increase over the Baseline Price for purposes of this calculation (such that no more than one hundred percent (100%) of Total RSUs can Fully Vest). For the avoidance of doubt, to the extent TSR Value as of the End Date does not represent at least a twenty-four percent (24%) increase over the Baseline Price, no RSUs shall Fully Vest on the End Date pursuant to this Section 3(a).

        (b) Change in Control. Subject to Sections 3(c) and 5 below, if the Performance Period ends upon a Change in Control, then the Participant shall be eligible to Fully Vest in a number of RSUs determined by multiplying the Total RSUs granted hereby by a percentage ranging from zero to one hundred percent (100%) based on the level at which TSR Value has been attained during the Performance Period through the date of the Change in Control, determined as follows: if, as of the date of the Change in Control, TSR Value represents an increase from the Baseline Price ranging from (and including) the Minimum Change in Control TSR Percentage to the Maximum Change in Control TSR Percentage, a number of RSUs (the “CIC RSUs”) shall be eligible to Fully Vest equal to the product obtained by multiplying (i) the Total RSUs, times (ii) a percentage ranging from fifty percent (50%) to one hundred percent (100%), determined on a straight line pro rata interpolation based on the actual

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increase over the Baseline Price represented by the TSR Value within the specified increase range, it being understood that TSR Value representing an increase over the Baseline Price of more than the Maximum Change in Control TSR Percentage shall be counted as TSR Value representing a Maximum Change in Control TSR Percentage increase over Baseline Price for purposes of this calculation (such that no more than one hundred percent (100%) of Total RSUs can Fully Vest). For the avoidance of doubt, to the extent TSR Value as of the Change in Control does not represent at least an increase over the Baseline Price equal to the Minimum Change in Control TSR Percentage, no RSUs shall become eligible to Fully Vest pursuant to this Section 3(b). The CIC RSUs (if any) shall Fully Vest on the first anniversary of the Change in Control or, if earlier, the date of a Qualifying Termination occurring within the twelve (12)-month period following the date of such Change in Control, provided that such Qualifying Termination occurs after the Company’s stockholders approve the Plan, in each case, subject to and conditioned upon the Participant’s continued Service.

                (c) Any accelerated vesting provisions contained in Section 15(a)(iv) of the Plan [and in that certain Change in Control Agreement dated [            ] between the Company and the Participant] are hereby expressly superseded and shall not apply to the RSUs or the Dividend Equivalents, and the parties hereto acknowledge and agree that such accelerated vesting provisions shall not apply to the RSUs or the Dividend Equivalents.

                (d)     Definitions.

                         i. “Baseline Price” means the fifteen (15) trading day trailing average market closing price over the period ending on the Grant Date.

                        ii. “Cause” shall have the meaning provided in an applicable employment or other service agreement between the Company (or an affiliate) and the Participant or, if no such agreement exists or such agreement does not contain a “cause” definition, then Cause shall mean (A) the continued failure by the Participant to perform material responsibilities and duties toward the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), (B) the engaging by the Participant in willful or reckless conduct that is demonstrably injurious to the Company monetarily or otherwise, (C) the conviction of the Participant of a felony, or (D) the commission or omission of any act by the Participant that is materially inimical to the best interests of the Company and that constitutes on the part of the Participant common law fraud or malfeasance, misfeasance, or nonfeasance of duty; provided, however, that Cause shall not include the Participant’s lack of professional qualifications. For purposes of this Agreement, an act, or failure to act, on the Participant’s part shall be considered “willful” or “reckless” only if done, or omitted, by the Participant not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

                        iii. “End Date” means [            ].

                         iv. “Fully Vested” means that, with respect to an RSU, both (A) the continued Service and (B) the TSR Value performance condition applicable to such RSU has been satisfied.

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                         v. “Good Reason” shall have the meaning provided in an applicable employment or other service agreement between the Company (or an affiliate) and the Participant or, if no such agreement exists or such agreement does not contain a “good reason” definition, then Good Reason shall mean the occurrence of any one or more of the following events without the Participant’s prior written consent, subject to the cure provisions described below:

                                 A. The assignment to the Participant of any duties that constitute a material diminution in the Participant’s authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Participant;

                                B. A material reduction of the Participant’s base salary as in effect on the date hereof or as the same may be increased from time to time.

Notwithstanding the foregoing, the Participant will not be deemed to have resigned for Good Reason unless (1) the Participant provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by the Participant to constitute Good Reason within sixty (60) days after the date of the occurrence of any event that the Participant knows or should reasonably have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice, and (3) the effective date of the Participant’s termination for Good Reason occurs no later than thirty (30) days after the expiration of the cure period.

                         vi. “Maximum Change in Control TSR Percentage” means the number, expressed as a percentage, equal to the product obtained by multiplying (A) 42 by (B) (1) the number of days in the Performance Period through and including the date of the Change in Control, divided by (2) 1,096.

                         vii. “Minimum Change in Control TSR Percentage” means the number, expressed as a percentage, equal to the product obtained by multiplying (A) 24 by (B) (1) the number of days in the Performance Period through and including the date of the Change in Control, divided by (2) 1,096.

                         viii. “Performance Period” means the period beginning on the Grant Date and ending on the first to occur of the End Date or a Change in Control.

                        ix. “Qualifying Termination” means a termination of the Participant’s Service by the Company or a Subsidiary without Cause or by the Participant with Good Reason.

                        x. “Service” means the Participant’s continued service as an Employee, Consultant and/or Director.

                         xi. “Termination of Service” means

                                 A. As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its affiliates is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Director with the Company or any of its affiliates.

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                                 B. As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment and/or service as an Employee and/or Consultant with the Company or any of its affiliates.

                                 C. As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Participant simultaneously commences and/or remains in service as a Consultant and/or Director with the Company or any of its affiliates.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for Cause and whether any particular leave of absence constitutes a Termination of Service. For purposes of the Plan and this Agreement, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the affiliate employing or contracting with such Participant ceases to remain an affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

                        xii. “TSR Value” means, as of any given date, the sum of (A) the fifteen (15) trading day trailing average market closing price over the period ending on the date on which TSR Value is being measured, plus (B) the aggregate dividends (including ordinary and special dividends) per Share with a record date that occurs during the period beginning on the Grant Date and continuing through and including the date on which TSR Value is being measured.

                         xiii. “Vesting Date” means, with respect to a RSU, the date on which the RSU becomes Fully Vested.

        4.    Dividend Equivalents.

                (a) Grant. Each RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent that shall remain outstanding from the Grant Date through the earlier to occur of (i) the termination or forfeiture for any reason of the RSU to which such Dividend Equivalent corresponds, or (ii) the delivery to the Participant of the Shares underlying the RSU to which such Dividend Equivalent corresponds.

                (b) Payment. Each Dividend Equivalent (i) shall become payable if and when the RSU to which such Dividend Equivalent relates becomes Fully Vested, and (ii) shall be paid in cash, unless otherwise determined by the Committee, at the time of settlement of the underlying RSU in an amount equal to the total dividends per Share with applicable record dates occurring over the period during which such Dividend Equivalent was outstanding. If the RSU linked to a Dividend Equivalent fails to Fully Vest and is forfeited for any reason, then (x) the linked Dividend Equivalent shall be forfeited as well, (y) any amounts otherwise payable in respect of such Dividend Equivalent shall be forfeited without payment and (z) the Company shall have no further obligations in respect of such Dividend Equivalent. The Participant shall not be entitled to any payment under a Dividend Equivalent

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with respect to any dividend with an applicable record date that occurs prior to the Grant Date or after the termination of the underlying RSU for any reason, whether due to payment, forfeiture of the RSU or otherwise. Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.

        5.    Forfeiture and Termination of RSUs and Dividend Equivalents.

                (a) Notwithstanding anything contained herein to the contrary, if the Company’s stockholders do not approve the Plan within twelve (12) months of the Board’s initial adoption of the Plan on December 19, 2012, the RSUs and Dividend Equivalents shall terminate and be forfeited.

                (b) Failure to Achieve TSR Goal. If a Change in Control does not end the Performance Period, then to the extent that some or all of the RSUs do not become Fully Vested as of the End Date, such unvested RSUs and all unpaid Dividend Equivalents associated with such unvested RSUs shall thereupon automatically be forfeited by the Participant as of the End Date without payment of any consideration therefor.

                (c) Termination of Service. Subject to Section 5(d) below, in the event that the Participant experiences a Termination of Service for any reason, any of the RSUs that are not Fully Vested as of the date of termination (after taking into consideration any accelerated vesting that may apply, if any), and any unpaid Dividend Equivalents associated with such RSUs, shall each thereupon automatically be forfeited by the Participant as of the date of termination without payment of any consideration therefor.

                (d) Change in Control. In the event a Change in Control ends the Performance Period, then (i) any RSUs that do not become eligible to Fully Vest pursuant to Section 3(b) above, and all unpaid Dividend Equivalents associated with such RSUs, shall thereupon automatically be forfeited by the Participant immediately prior to such Change in Control without payment of any consideration therefor and (ii) any CIC RSUs that become eligible to Fully Vest pursuant to Section 3(b) above shall remain outstanding and eligible to vest in accordance with Section 3(b) above, and shall remain subject to forfeiture in accordance with this Section 5. If the Participant experiences a Termination of Service other than a Qualifying Termination during the twelve (12)-month period following such Change in Control, any RSUs that are not Fully Vested as of the date of termination (after taking into consideration any accelerated vesting that may apply, if any), and any unpaid Dividend Equivalents associated with such RSUs, shall each thereupon automatically be forfeited by the Participant as of the date of termination without payment of any consideration therefor.

        6.    Payment of RSUs. As soon as administratively practicable following an applicable Vesting Date on which any RSUs become Fully Vested in accordance with Section 3 above, but in no event later than thirty (30) days after the applicable Vesting Date, the Company shall deliver to the Participant (or any transferee permitted under Section 10 below) a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Committee in its sole discretion) equal to the number of RSUs that have Fully Vested on the applicable Vesting Date. Notwithstanding the foregoing, if Shares cannot be issued pursuant to Section 20 of the Plan (or any successor provision thereto) or are delayed under Section 11 below, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the

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Committee determines that Shares can again be issued in accordance with such Section. In no event shall any such delay in the issuance of Shares impact the payment timing applicable to Dividend Equivalents payable in cash.

        7.    Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company (including without limitation, as provided in the Grant Notice), an amount sufficient to satisfy all applicable federal, state and local taxes (including without limitation any income and employment tax obligations) required by law to be withheld (if any) with respect to any taxable event arising in connection with the RSUs and/or the Dividend Equivalents. The Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or to enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant arising in connection with the RSUs or payments thereunder.

        8.    Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs or any Shares underlying the RSUs unless and until such Shares shall have been issued by the Company and are held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

        9.    Administration. The Committee shall have the power to interpret the Plan and this Agreement as provided in the Plan. All interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons.

        10.    Non-Transferability. Without limiting the generality of any other provision hereof, the RSUs and Dividend Equivalents shall be subject to the restrictions on transferability set forth in Section 19(d) of the Plan.

        11.    Distribution of Stock. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 20 of the Plan. In the event that the Company delays a distribution or payment in settlement of RSUs because it determines that the issuance of Shares in settlement of such RSUs will violate federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). No payment shall be delayed under this Section 11 if such delay will result in a violation of Code Section 409A.

        12.    Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.

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        13.    Adjustments. The Participant acknowledges that the RSUs and Dividend Equivalents are subject to modification and termination in certain events as provided in this Agreement and Sections 14 or 15 of the Plan.

        14.    Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs and/or Dividend Equivalents granted pursuant to this Agreement (and any Shares issuable or amounts payable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the RSUs and Dividend Equivalents and the issuance of Shares and making of payments with respect thereto and that the Participant is not relying on the Company for any tax advice.

        15.    Participant’s Representations. The Participant shall, if required by the Company, concurrently with the issuance of any securities hereunder, make such written representations as are deemed necessary or appropriate by the Company and/or the Committee.

        16.    Section 409A.

                (a) General. To the extent that the Committee determines that any RSUs and/or Dividend Equivalents may not be exempt from or compliant with Code Section 409A, the Committee may amend this Agreement in a manner intended to preserve the intended tax treatment of the RSUs and/or Dividend Equivalents and avoid the imposition of penalties under Code Section 409A by causing the RSUs and Dividend Equivalents (as applicable) to comply with the requirements of Code Section 409A or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate in accordance with the foregoing. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Code Section 409A. Notwithstanding anything herein to the contrary, the Participant expressly agrees and acknowledges that in the event that any taxes are imposed under Code Section 409A in respect of any compensation or benefits payable to the Participant, then (i) the payment of such taxes shall be solely the Participant’s responsibility, (ii) neither the Company nor any of its past or present directors, officers, employees or agents shall have any liability for any such taxes and (iii) the Participant shall indemnify and hold harmless, to the greatest extent permitted under law, each of the foregoing from and against any claims or liabilities that may arise in respect of any such taxes.

                (b) Potential Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no Shares (or other amounts) shall be paid to the Participant during the six (6)-month period following the Participant’s “separation from service” (within the meaning of Code Section 409A, and Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”) to the extent that the Company determines that the Participant is a “specified employee” (within the meaning of Code Section 409A) at the time of such Separation from Service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Code Section 409A(a)(2)(b)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first (1st) business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Code Section 409A without being subject to such additional taxes), the Company shall pay to the Participant in a lump-sum all Shares (or other amounts) that would have otherwise been payable to the Participant during such six (6)-month period under this Agreement.

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        17.    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs or Dividend Equivalents in any material way without the prior written consent of the Participant.

        18.    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee, Director, Consultant or other service provider of the Company or any of its affiliates or shall interfere with or restrict in any way the rights of the Company and its affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an affiliate and the Participant.

        19.    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and Dividend Equivalents and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        20.    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs and Dividend Equivalents are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        21.    Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its affiliates with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

        22.    Successors and Assigns. The Company or any affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its affiliates. Subject to the restrictions on transfer set forth in Section 10 above, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

        23.    Entire Agreement. The Plan and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its affiliates and the Participant with respect to the subject matter hereof.

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        24.    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

        25.    Governing Law and Venue. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. The Participant agrees that the exclusive venue for any disputes arising out of or related to this Agreement shall be the state or federal courts located in Orlando, Florida.

        26.    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

CONSENT OF SPOUSE

I, ____________________, spouse of _______________, have read and approve the foregoing Agreement to which this Consent of Spouse is attached. In consideration of issuing to my spouse the Restricted Stock Units and Dividend Equivalents set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement and any Restricted Stock Units, Dividend Equivalents, shares of the common stock of Parkway Properties, Inc. or cash issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:
Signature of Spouse